AMENDED AND RESTATED

BYLAWS

ROWAN COMPANIES, INC.

A DELAWARE CORPORATION

Effective as of

October 29, 2009

i

ii

iii

AMENDED AND RESTATED

BYLAWS

OF

ROWAN COMPANIES, INC.

Article I

Offices

Section 1.  Principal Office.  The principal office of the Corporation shall be in the City of Houston, County of Harris, State of Texas.

Section 2.  Registered Office.  Until the Board of Directors otherwise determines, the registered office of the Corporation required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “DGCL”)) to be maintained in the State of Delaware, shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company, or such other office and agent as may be designated from time to time by the Board of Directors in the manner provided by law. Such registered office need not be identical to the principal place of business of the Corporation.

Section 3.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 1.  Place of Meetings.  All meetings of the stockholders shall be held in the City of Houston at the principal offices of the Corporation or at such other places as may be designated by the Board of Directors and shall be specified or fixed in the notices or waivers of notices thereof.  The Board of Directors may, in its sole discretion, determine that a meeting not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

Section 2.  Notice of Meetings.  Notice stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, in any manner permitted by law, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board (if one has been elected), the President, the Chief Operating Officer (if one has been elected), the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. If the date of any adjourned meeting is more than thirty (30) days after the date for the original meeting, notice of the place, if any, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in any manner permitted by law.

Section 3.  Quorum.  The holders of at least a majority of the voting power of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of stockholders, either the person presiding over such meeting, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, if any, date and time to which the meeting is being adjourned, to a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. A stockholder shall be treated as being present at a meeting if such stockholder is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the proxy card granting such proxy is marked as casting a vote or abstaining or is left blank.

Section 4.  Annual Meetings; Election of Directors.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, date and time as the Board of Directors shall designate each year. Any business may be transacted at the annual meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 5.  Special Meetings.  In addition to any condition that may be provided for in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time in the interval between annual meetings by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. Special meetings of the stockholders may not be called by any other person or persons.

Section 6.  Voting; Elections; Inspectors; Votes by Ballot.  Unless otherwise provided in the Certificate of Incorporation, at all meetings of stockholders, every stockholder of record of any class entitled to vote thereat shall have one vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney, and bearing a date not more than three years prior to said meeting unless said instrument provides for a longer period.

If a quorum exists, action on a matter except the election of directors shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Except as provided below with respect to Contested Elections, each nominee for director shall be elected by a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “Majority Vote” means that the number of votes cast for a nominee must exceed the number of votes cast against that nominee’s election. Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these Bylaws, a “Contested Election” means an election of directors with respect to which, as of five days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In determining the number of votes cast, abstentions and broker non-votes, if any, will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the Certificate of Incorporation or these Bylaws or by some specific statutory provision superseding the provisions contained in these Bylaws or the Certificate of Incorporation.

Section 7.  Conduct of Stockholders’ Meetings.  Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer or the Vice Chairman of the Board (if one has been elected), as designated by the Board of Directors, or if none of such officers is present, by the President, the Chief Operating Officer (if one has been elected) or a Vice President, as designated by the Board of Directors, or if none of such officers is present, by another person designated by the Board of Directors to preside over the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the person presiding over the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as such presiding person shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.  Validity of Proxies; Ballots, etc.  At every meeting of the stockholders, all proxies shall be received and taken charge of, and all ballots shall be received and canvassed by, the inspector(s) of election who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes.

Section 9.  Stockholder List.  At least ten (10) days before every meeting of stockholders, the Secretary shall prepare (or cause to be prepared) a complete list of stockholders entitled to vote at such meeting of stockholders (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or during ordinary business hours at the Corporation’s principal place of business.

If the meeting is to be held at a place, then the stockholder list shall also be produced and kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 10.  Notice of Stockholder Business and Nominations.  (a)   Annual Meetings of Stockholders.  (1) Nominations of candidates for election as directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this subsection (a) of Article II, Section 10 is delivered to the Secretary, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this subsection (a) of Article II, Section 10.

(2)           For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Article II, Section 10, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if no annual meeting was held in the preceding year or in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement (as defined in subsection (a)(5) of this Article II, Section 10) of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)           (i) A stockholder’s notice to the Secretary for the conduct of business (other than nominations of persons for election to the Board of Directors) shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and the text of the proposal (including the complete text of any resolution(s) proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment); and

(B) any interest of the stockholder or any Stockholder Associated Person (as defined in subsection (a)(5) of this Article II, Section 10) in such business.

(ii)           As to the stockholder giving such notice and, where noted below, each Stockholder Associated Person, the stockholder’s notice shall set forth and include the following:

(A) the name and address, as they appear on the record books of the Corporation, of the stockholder proposing such business and the name and address of any Stockholder Associated Person;

(B)(1) a description of each agreement, arrangement or understanding (whether written or oral) with any Stockholder Associated Person, (2) the class or series and number of equity and other securities of the Corporation which are, directly or indirectly, held of record or beneficially owned (as determined under Regulation 13D (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”)) by such stockholder and by any Stockholder Associated Person and documentary evidence of such record or beneficial ownership and (3) a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly held of record or beneficially owned by such stockholder or any Stockholder Associated Person and each other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such stockholder or Stockholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (B)(3) being a “Derivative Interest”);

(C) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation or any business proposed by the stockholder or (4) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (C) being a “Voting Agreement”);

(D) details of all other material interests of each stockholder or any Stockholder Associated Person in such proposal or any security of the Corporation (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Interests)(collectively, “Other Interests”);

(E) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement or Other Interest;

(F) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(G) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(H) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

(I) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from stockholders in support of such proposal.

(4)           A stockholder’s written notice to the Secretary for nominations of directors shall set forth:

(i)           as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election (even if a contested election is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto) (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder or Stockholder Associated Person, if any, on the one hand, and such proposed nominee or his or her respective affiliates and associates (each as defined under Regulation 12B of the Exchange Act (or any successor provision thereto)), or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision thereto) if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(C) a completed and signed Director Questionnaire (as defined in subsection (a)(5) of this Article II, Section 10);

(D) a completed and signed Director Representation and Agreement (as defined in subsection (a)(5) of this Article II, Section 10); and

(E) a completed and signed Director Resignation (as defined in subsection (a)(5) of this Article II, Section 10); and

(ii)           as to the stockholder giving notice and, where referred to in subsections (a)(3)(ii)(A)-(F) of this Article II, Section 10 or noted below, each Stockholder Associated Person, the written notice of the stockholder shall set forth the following:

(A) the information that would have been required by subsections (a)(3)(ii)(A)-(F) of this Article II, Section 10 if subsection (a)(3)(ii) of this Article II, Section 10 were applicable to nominations of persons for election to the Board of Directors and the references therein to “proposing such business”, “business proposed” and “such proposal” were to “proposing such nomination”, “nominees for election to the Board of Directors proposed” and “such nomination”, respectively;

(B) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act (or any successor provision thereto);

(C) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(D) a representation as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee or (2) otherwise solicit proxies or votes from stockholders in support of such nomination.

(5)           For purposes of this Article II, Section 10, the following terms have the following meanings:

(i)           “Director Questionnaire” shall have the meaning ascribed to such term in Article III, Section 1(c).

(ii)           “Director Representation and Agreement” shall have the meaning ascribed to such term in Article III, Section 1(c).

(iii)           “Director Resignation” shall have the meaning ascribed to such term in Article III, Section 1(c).

(iv)           “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto).

(v)           “Stockholder Associated Person” of any stockholder means (A) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) each other person with whom any of the persons described in the foregoing clauses (A) and (B) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(b)           Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this subsection (b) of Article II, Section 10 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this subsection (b) of Article II, Section 10.  In the event the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (i) the stockholder’s notice required by this subsection (b) of Article II, Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation, and (ii) such stockholder’s notice contains the information that would have been required by subsection (a)(4) of this Article II, Section 10 if subsection (a)(4) of this Article II, Section 10 were applicable to nominations of persons for election to the Board of Directors made in connection with a special meeting of the stockholders.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 10 shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 10.  Except as otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law, and in furtherance of Article II, Section 7, the person presiding over the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by subsection (a)(3)(ii)(I) of this Article II, Section 10 and subsection (a)(4)(ii)(D) of this Article II, Section 10, as the case may be) and (ii) if any proposed nomination or business was not so made or proposed in compliance with this Article II, Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Article II, Section 10, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Article II, Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

 (2)           Notwithstanding the foregoing provisions of this Article II, Section 10, (i) a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Article II, Section 10 and (ii) nothing in this Article II, Section 10 shall be deemed to affect any rights: (A) of any stockholder to request inclusion of proposals for business (other than nominations of persons for election to the Board of Directors) in the Corporation’s proxy statement if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting of stockholders in compliance with the Exchange Act, and in the event such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, such stockholder shall be deemed to have satisfied the notice requirements of this Article II, Section 10 with respect to such proposal; or (B) of any holder of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Article III

Board of Directors

Section 1.  Powers; Number; and Qualifications.  (a)   Powers.  The business and property of the Corporation shall be managed by the Board of Directors and, subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, they may exercise all the powers of the Corporation.

(b)           Number.  The Board of Directors shall consist of such number of directors as so determined from time to time solely by resolution of the Board of Directors. The number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time solely by resolution of the Board of Directors.

(c)           Qualifications.  Each director and person nominated for election to the Board of Directors must deliver to the Secretary at the principal executive offices of the Corporation: (i) a written questionnaire, in the form provided by the Secretary upon written request (a “Director Questionnaire”), with respect to the background and qualifications of such person and of any other person or entity on whose behalf the nomination is being made, (ii) a written representation and agreement, in the form provided by the Secretary upon written request (a “Director Representation and Agreement”), that such person: (A) is not, if serving as a director of the Corporation, and will not become, while serving as a director of the Corporation, a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (1) as to how such person will act or vote on any issue or question to be considered by the Board of Directors or (2) that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director of the Corporation under applicable law while serving as such that, in the case of this clause (2), has not been disclosed therein; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein; (C) is, if serving as a director of the Corporation, or would be if elected as a director of the Corporation, and will be, while serving as such, in compliance with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Corporation and any other policies applicable to directors; and (D) irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon a finding by a court of competent jurisdiction that such person has breached such Director Representation and Agreement and (iii) a written letter, in the form provided by the Secretary upon written request (a “Director Resignation”), pursuant to which such person irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon (A) such person’s failure to be elected by a Majority Vote in an election of directors in which such person stands that is not a Contested Election and (B) acceptance by the Board of Directors of such person’s resignation following such failure.

Section 2.  Classes of Directors and Term of Office.  As provided in the Certificate of Incorporation, the Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such class of directors of which he is a member was elected. Each director shall serve until his successor is elected and qualified or until death, retirement, resignation or removal for cause.

Section 3.  Newly Created Directorships.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal for cause, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

Section 4.  Vacancies.  Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

Section 5.  Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.

Article IV

Meetings of the Board of Directors

Section 1.  Meetings of Directors.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by the Certificate of Incorporation or Bylaws, in such place or places in the State of Delaware, or outside the State of Delaware, as the Board of Directors may from time to time determine.

Section 2.  First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 3.  Election of Officers.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation. If the Chairman of the Board is not then an officer, the Board of Directors shall also then elect a Chairman of the Board from among the directors.

Section 4.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 5.  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board (if one has been elected), or by a majority of the directors in office at the time. Each such special meeting shall be held at such place, date and time as shall be designated by the officer or directors calling such meeting.

Section 6.  Notice.  The Secretary shall give notice of each special meeting in person, by mail, by courier or by telephone or other electronic transmission or in any other way permitted by law to each director at least twenty-four (24) hours before the time of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice may also be waived in writing or by electronic transmission as provided in Article IX, Section 3 of these Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice of such meeting.

Section 7.  Quorum.  Unless the Certificate of Incorporation or these Bylaws otherwise require, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or by these Bylaws.

Section 8.  Order of Business.  At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine and the Chairman of the Board shall preside. In the absence of the Chairman of the Board, the Chief Executive Officer or the Vice Chairman of the Board (if one has been elected) shall preside, as designated by the Board of Directors; and in the absence of the Chairman of the Board, the Chief Executive Officer and the Vice Chairman of the Board, a chairman shall be designated by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding chairman may appoint an Assistant Secretary or any other person to act as secretary of the meeting.

Section 9.  Action Without a Meeting or Telephone Conference Meeting.  Any action permitted or required by law, the Certificate of Incorporation or these Bylaws, to be taken at a meeting of the Board of Directors (or any committee designated by the Board of Directors) may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Subject to the requirement for notice of meetings, members of the Board of Directors (or members of any committee designated by the Board of Directors), may participate in and hold a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article V

Committees

Section 1.  General.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws.

Section 2.  Procedure; Meetings; Quorum.  The Board of Directors shall designate the Chairman and Secretary of each committee appointed by the Board of Directors. Each such committee shall fix its own rules or procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the Board of Directors. A majority of all the then members of a committee shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies, and to discharge any such committee.

Article VI

Officers

Section 1.  Number, Titles and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Controller, a Secretary, a Treasurer and, at the discretion of the Board of Directors, may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Operating Officer, a Chief Administrative Officer and such other officers as the Board of Directors may from time to time deem necessary or appropriate. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. None of the officers need be a director, except that the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President shall be directors. Except as designated by the Board of Directors, the Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer shall each have the additional authority of a Vice President.

Section 2.  Salaries.  The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 3.  Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  The Chairman of the Board.  The Chairman of the Board shall be elected by the Board of Directors. The Board of Directors may designate that the Chairman of the Board shall be a non-executive position, in which case the Chairman of the Board shall not be an officer of the Corporation. He shall preside at all meetings of stockholders and directors and he shall have such other powers and duties as designated in these Bylaws.

Section 5.  The Vice Chairman of the Board.  The Vice Chairman of the Board, if one has been elected and if designated by the Board of Directors, shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Board of Directors may designate that the Vice Chairman of the Board shall be a non-executive position, in which case the Vice Chairman of the Board shall not be an officer of the Corporation.

Section 6.  The Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general supervision over the business of the Corporation and shall be in charge of the properties and operations of the Corporation with all such powers with respect to such business, properties and operations as may be reasonably incident to such responsibilities; he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. In addition, if designated by the Board of Directors, he shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board.

Section 7.  The President.  The President shall, subject to the Board of Directors, assist the Chief Executive Officer of the Corporation in the general supervision and management of the business, properties and operations of the Corporation with all such powers with respect to the management of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer, he may agree upon and execute all division and transfer orders, bonds, agreements contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors or these Bylaws, the President shall exercise the powers of the Chief Executive Officer during his absence, refusal or inability to act. Any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer to act at the time such action was taken. In addition, if designated by the Board of Directors, the President shall preside at meetings of stockholders and directors in the absence of the Chairman of the Board and the Chief Executive Officer.

Section 8.  The Chief Operating Officer.  The Chief Operating Officer, if one has been elected, shall be the chief operating officer of the Corporation and, subject to the Board of Directors, he shall assist the Chief Executive Officer in the management and supervision of the business, properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to the management and supervision of such business, properties and operations as may be reasonably incident to such responsibilities; in the absence of the Chief Executive Officer, he may agree upon and execute all division and transfer orders, bonds, agreements, contracts and other obligations in the name of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the Chief Executive Officer during his absence, refusal or inability to act. Any action taken by the Chief Operating Officer in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer to act at the time such action was taken.

Section 9.  The Chief Administrative Officer.  The Chief Administrative Officer, if one has been elected, shall be the chief administrative officer of the Corporation with all such powers with respect to the administration of the Corporation as may be reasonably incident to such responsibilities and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. He shall exercise the powers of the Chief Executive Officer, the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by the Chief Administrative Officer in the performance of the duties of the Chief Executive Officer, the President and the Chief Operating Officer shall be conclusive evidence of the absence, refusal or inability of Chief Executive Officer, the President and the Chief Operating Officer to act at the time such action was taken.

Section 10.  The Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage all the funds and securities of the Corporation, to include overseeing and directing the depositing and disbursing of the funds of the Corporation and the rendering of the statement of the cash account and other accounts of monies received and paid out on account of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 11.  Vice Presidents.  Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and exercise the powers of the Chief Executive Officer, the President and the Chief Operating Officer (if one has been elected) during their absence, refusal or inability to act. Any action taken by a Vice President in the performance of the duties of the Chief Executive Officer, the President and the Chief Operating Officer shall be conclusive evidence of the absence, refusal or inability of the Chief Executive Officer, the President and the Chief Operating Officer to act at the time such action was taken.

Section 12.  Controller.  The Controller shall be the chief accounting officer of the Corporation and, subject to the Board of Directors, shall be in charge of and manage the accounting for all the funds and securities of the Corporation, to include maintaining records of all assets, liabilities and transactions of the Corporation and the rendering of the statements of the accounts of the Corporation; and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 13.  Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as shall be designated by, and in the manner prescribed by, the Board of Directors; he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation; and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require. The Treasurer shall exercise the powers of the Chief Financial Officer during his absence, refusal or inability to act. Any action taken by the Treasurer in the performance of the duties of the Chief Financial Officer shall be conclusive evidence of the absence, refusal or inability of Chief Financial Officer to act at the time such action was taken.

Section 14.  Assistant Treasurer.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during the officer’s absence, refusal or inability to act.

Section 15.  Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the Chief Executive Officer, the Chief Operating Officer (if one has been elected), the Chief Administrative Officer (if one has been elected), the Chief Financial Officer, the President, or a Vice President in the name of the Corporation all contracts of the Corporation and affix the seal of the Corporation thereto; he may affix and attest the seal of the Corporation to such instruments and documents as may be properly executed by the Corporation; and he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the Corporation during ordinary business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

Section 16.  Assistant Secretaries.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the officer’s absence, refusal or inability to act.

Article VII

Indemnification of Directors,
Officers, Employees and Agents

Section 1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.  Indemnification of Employees and Agents.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 3.  Right of Claimant to Bring Suit.  If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VII is not paid in full by the Corporation within ninety days after such receipt (thirty days in the case of a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.  Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.  Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.  Definitions.  For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Article VIII

Capital Stock

Section 1.  Certificates of Stock.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for certificated shares of the capital stock of the Corporation shall be in such form, not inconsistent with statutory provisions and the Certificate of Incorporation, as shall be approved by the Board of Directors. The President or a Vice President shall cause to be issued to each stockholder entitled to receive a stock certificate one or more certificates under the seal of the Corporation and signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any or all of the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the officer, transfer agent or registrar who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

Section 2.  Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for certificated shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares that previously were certificated but which the Board has determined will be uncertificated, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a notice in accordance with Section 151(f) of the DGCL to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.  Record Date.  (a)  Meetings.  For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment thereof, the Board of Directors of the Corporation may fix a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no such record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)  Other.  For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.  Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 6.  Dividends.  The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.  Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost or destroyed.

Article IX

Miscellaneous Provisions

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year or such other period as shall be established by the Board of Directors from time to time.

Section 2.  Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 3.  Notice and Waiver of Notice.  Whenever any notice whatever is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A written waiver of notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 4.  Resignations.  Any director or officer may resign at any time. Such resignations shall be given in writing or by electronic transmission to the Corporation and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board (if one has been elected) or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Article X

Amendments

As provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal such bylaws as adopted, altered or amended by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors.